UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORFOLK SOUTHERN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	52-1188014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Commercial Place Norfolk, Virginia	23510-9241
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.837% Notes due 2041	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-179565

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.          Description of Registrant's Securities to be Registered.

For a description of the 4.837% Notes due 2041, reference is made to the information contained in the section captioned "Description of 4.837% Exchange Notes" in the Prospectus constituting a part of the Registrant's Registration Statement on Form S-4 (File No. 333-179565), as amended, and under the heading "Description of 4.837% Exchange Notes" in the Registrant's Prospectus filed pursuant to Rule 424(b)(3) on April 16, 2012, which information is hereby incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.          Exhibits.

The Registrant intends to register the above referenced notes on The New York Stock Exchange, on which exchange other securities of the Registrant are registered.  Accordingly, a copy of the following exhibit is filed as an exhibit to this Registration Statement:

4.1
Indenture, dated as of September 14, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on September 15, 2011.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Howard D. McFadden
	Name:	Howard D. McFadden
	Title:	Corporate Secretary

Date:  June 1, 2012

Exhibit Index

Exhibit No.	Description

4.1
Indenture, dated as of September 14, 2011, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation’s Form 8-K filed on September 15, 2011.